                                                               EXHIBIT 99.B21.2


                                 CODE OF ETHICS

                           FOR NON-ACCESS PERSONS OF
                        STRONG CAPITAL MANAGEMENT, INC.,
                      STRONG FUNDS DISTRIBUTORS, INC., AND
                          HERITAGE RESERVE DEVELOPMENT
                               CORPORATION, INC.

                             [STRONG FUNDS LOGO]

                        STRONG CAPITAL MANAGEMENT, INC.
                                October 18, 1996

                                 CODE OF ETHICS

                           For Non-Access Persons of
                        Strong Capital Management, Inc.,
                      Strong Funds Distributors, Inc., and
                 Heritage Reserve Development Corporation, Inc.
                             Dated October 18, 1996

                               Table of Contents

I.  INTRODUCTION .............................................................1
A.  Fiduciary Duty ...........................................................1
1.  Place the interests of clients first .....................................1
2.  Avoid taking inappropriate advantage of their position ...................1
3.  Conduct all personal Securities Transactions in full compliance with this
Code including the reporting requirements ....................................1
B.  Appendices to the Code ...................................................1
1.  Definitions ..............................................................1
2.  Acknowledgment of Receipt of Code of Ethics ..............................2
3.  Annual Code of Ethics Questionnaire ......................................2
4.  Form Letter to Broker or Bank ............................................2
5.  Gift Policy ..............................................................2
II. TRADE REPORTING REQUIREMENTS .............................................2
A.  Reporting Requirement ....................................................2
B.  Disclaimers ..............................................................2
C.  Availability of Reports ..................................................2
D.  Record Retention .........................................................2
III.  FIDUCIARY DUTIES .......................................................3
A.  Confidentiality ..........................................................3
B.  Gifts To or From Employees ...............................................3
1.  Accepting Gifts ..........................................................3
2.  Solicatation of Gifts ....................................................3
3.  Giving Gifts .............................................................3
C.  Payments to Advisory Clients or Shareholders .............................3
D.  Corporate Opportunities ..................................................3
E.  Service as a Director ....................................................3
F.  Involvement in Criminal Matters or Investment-Related Civil Proceedings ..4
IV.  COMPLIANCE WITH THIS CODE OF ETHICS .....................................4
A.  Code of Ethics Review Committee ..........................................4
1.  Membership, Voting, and Quorum ...........................................4
2.  Investigating Violations of the Code .....................................4
B.  Remedies .................................................................4
C.  Compliance Certification .................................................4
D.  Inquiries Regarding the Code .............................................4

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                                 CODE OF ETHICS

                           For Non-Access Persons of
                        Strong Capital Management, Inc.,
                      Strong Funds Distributors, Inc., and
                 Heritage Reserve Development Corporation, Inc.
                             Dated October 18, 1996

                              Table of Appendices


Appendix 1 (Definitions).................................................... 5
Appendix 2 (Acknowledgment of Receipt of Code of Ethics) ................... 7
Appendix 3 (Annual Code of Ethics Questionnaire) ........................... 8
Appendix 4 (Form Letter to Broker or Bank) .................................11
Appendix 5 (Gift Policy)....................................................12




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                                 CODE OF ETHICS

                           For Non-Access Persons of
                        Strong Capital Management, Inc.,
                      Strong Funds Distributors, Inc., and
                 Heritage Reserve Development Corporation, Inc.
                             Dated October 18, 1996

                               I.   INTRODUCTION

     A. Fiduciary Duty. This Code of Ethics is based upon the principle that employees of Strong Capital Management, Inc. ("SCM"), Strong Funds Distributors, Inc. ("the Distributor"), Heritage Reserve Development Corporation, Inc. ("HRDC"), and such other affiliated entities of the foregoing that may from time to time adopt this Code (each of which is individually referred to herein as a "Company") have a fiduciary duty to place the interests of clients ahead of their own. Employees must avoid activities, interests, and relationships that might interfere with making decisions in the best interests of each Company and its clients.

      As fiduciaries, employees must at all times:

           1. Place the interests of clients first. Employees must scrupulously avoid serving their own personal interests ahead of the interests of the clients of each Company. An employee may not induce or cause a client to take action, or not to take action, for personal benefit, rather than for the benefit of the client.

           2. Avoid taking inappropriate advantage of their position. The receipt of investment opportunities, perquisites, or gifts from persons seeking business with the Strong Funds, any of the Companies, or their clients could call into question the exercise of an employee's independent judgment. Employees may not, for example, use their knowledge of portfolio transactions to profit by the market effect of such transactions.

           3. Conduct all personal Securities Transactions in full compliance with this Code including the reporting requirements.

     Doubtful situations should be resolved in favor of clients and each Company. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any personal Securities Transactions that indicate an abuse of fiduciary duties.

     B. Appendices to the Code. The appendices to this Code, including the definitions set forth in Appendix 1, are attached to and are a part of the Code. The appendices include the following:

           1. Definitions (capitalized terms in the Code are defined in Appendix 1),

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           2. Acknowledgment of Receipt of Code of Ethics (Appendix 2),

           3. Annual Code of Ethics Questionnaire (Appendix 3),

           4. Form Letter to Broker or Bank (Appendix 4), and

           5. Gift Policy (Appendix 5)


                        II. TRADE REPORTING REQUIREMENTS

     A. Reporting Requirement. EVERY EMPLOYEE AND MEMBERS OF HIS OR HER IMMEDIATE FAMILY MUST ARRANGE FOR THE COMPLIANCE DEPARTMENT TO RECEIVE DIRECTLY FROM ANY BROKER, DEALER, OR BANK THAT EFFECTS ANY SECURITIES TRANSACTION, A DUPLICATE COPY OF EACH CONFIRMATION FOR EACH SUCH TRANSACTION AND PERIODIC STATEMENTS FOR EACH BROKERAGE ACCOUNT IN WHICH SUCH EMPLOYEE HAS A BENEFICIAL INTEREST. Attached hereto as Appendix 4 is a form letter that may be used to request such documents from such entities. An employee must arrange to have duplicate confirmations and periodic statements sent within 30 days. If unable to make such arrangements, the employee must immediately notify the Compliance Department. THE FOREGOING DOES NOT APPLY TO TRANSACTIONS AND HOLDINGS IN (1) MUTUAL FUNDS (INCLUDING BUT NOT LIMITED TO THE STRONG FUNDS), (2) BANK CERTIFICATES OF DEPOSIT ("CDS"), (3) EQUITY SECURITIES HELD IN DIVIDEND REINVESTMENT PLANS ("DRIPS"), OR (4) SECURITIES OF THE EMPLOYER OF A MEMBER OF THE EMPLOYEE'S IMMEDIATE FAMILY IF SUCH SECURITIES ARE BENEFICIALLY OWNED THROUGH PARTICIPATION BY THE IMMEDIATE FAMILY MEMBER IN A PROFIT SHARING PLAN, 401(K) PLAN, ESOP, OR OTHER SIMILAR PLAN.

     B. Disclaimers. Any employee who files a report of a Securities Transaction for the benefit of a person other than the employee may include in such report a statement that the report should not be construed as an admission by the employee making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

     C. Availability of Reports. All information supplied pursuant to this Code will be available for inspection by the Boards of Directors of SCM and SFDI, the Board of Directors of each Strong Fund, the Code of Ethics Review Committee, the Compliance Department, the employees department manager (or designee), any party to which any investigation is referred by any of the foregoing, the SEC, any self-regulatory organization of which the Strong Funds, SCM, or the Distributor is a member, any state securities commission, as well as any attorney or agent of the foregoing, the Strong Funds, SCM, or the Distributor.

     D. Record Retention. The Company shall keep and maintain for at least six years records of the procedures it follows in connection with the reporting requirements of this Code.



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                            III.   FIDUCIARY DUTIES

     A. Confidentiality. Employees are prohibited from revealing information relating to the investment intentions, activities, or portfolios of Advisory Clients except to persons whose responsibilities require knowledge of the information.

     B. Gifts To or From Employees.

           1. Accepting Gifts. On occasion, because of their relationship with the Company and its affiliates, employees thereof may be offered, or may receive without notice, gifts from clients, brokers, vendors, or other persons not affiliated with the Company. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of the Company. Gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), and customary business meals, entertainment (e.g., sporting events), and promotional items (e.g., pens, mugs, T-shirts) may be accepted. Please see the Gift Policy Reminder memorandum dated December 1, 1994 (Appendix 5) for additional information.

           If an employee receives any gift that might be prohibited under this Code, the employee must inform the Compliance Department immediately.

           2. Solicitation of Gifts. Employees may not solicit gifts or gratuities from clients, brokers, vendors, or other persons with which the Company has a relationship.

           3. Giving Gifts. Employees may not give any gift with a value in excess of $100 per year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media, or clients of the Company. Please see the Gift Policy Reminder memorandum dated December 1, 1994 (Appendix 5) for additional information.

     C. Payments to Advisory Clients or Shareholders. Employees may not make any payments to Advisory Clients or Shareholders in order to resolve any type of Advisory Client or Shareholder complaint. All such matters must be handled by the Legal Department.

     D. Corporate Opportunities. Employees may not take personal advantage of any opportunity properly belonging to any client or Company.

     E. Service as a Director. No employee may serve on the board of directors of a publicly-held company not affiliated with a Company or the Strong Funds absent prior written authorization by the Code of Ethics Review Committee.
This authorization will rarely, if ever, be granted and, if granted, will normally require that the affected employee be isolated, through "Chinese Wall" or other procedures, from those making investment decisions related to the issuer on whose board the employee sits.


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     F. Involvement in Criminal Matters or Investment-Related Civil
Proceedings. Each Non-Access Person must notify the Compliance Department, as soon as reasonably practical, if arrested, arraigned, indicted, or pleads no contest to, any criminal offense (other than minor traffic violations), or if named as a defendant in any Investment-Related civil proceedings, or any administrative or disciplinary action.


                   IV.    COMPLIANCE WITH THIS CODE OF ETHICS

     A. Code of Ethics Review Committee.

           1. Membership, Voting, and Quorum. The Code of Ethics Review Committee shall initially consist of the General Counsel, President, and Chief Financial Officer of SCM. The Committee shall vote by majority vote with two members serving as a quorum. Vacancies may be filled and, in the case of extended absences or periods of unavailability, alternates may be selected, by the majority vote of the remaining members of the Committee; provided, however, in the event that the General Counsel is unavailable, at least one member of the Committee shall also be a member of the Compliance Department.

           2. Investigating Violations of the Code. The General Counsel or his or her designee is responsible for investigating any suspected violation of the Code and shall report the results of each investigation to the Code of Ethics Review Committee. The Code of Ethics Review Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code.

     B. Remedies.   If the Code of Ethics Review Committee determines that an
employee has committed a violation of the Code, the Committee may impose sanctions and take other actions as it deems appropriate, including, but not limited to, suspension of employment (with or without compensation) and termination of the employment of the violator for cause. The Code of Ethics Review Committee may also require the employee to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. Any profit shall be forwarded to a charitable organization.

     C. Compliance Certification. At least annually, all employees will be required to certify on the Annual Code of Ethics Questionnaire set forth in Appendix 2 or on a document substantially in the form of Appendix 2 that they have complied with the Code in all respects.

     D. Inquiries Regarding the Code. The Compliance Department will answer any questions about this Code or any other compliance-related matters.

October 18, 1996

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                                                                      Appendix 1
                                  DEFINITIONS

     "Advisory Client" means any client (including both investment companies and managed accounts) for which SCM serves as an investment adviser or subadviser, renders investment advice, or makes investment decisions.

     "Beneficial Interest" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. An employee is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA accounts, partnerships, trusts, and controlling interests in corporations. Any uncertainty as to whether an employee has a Beneficial Interest in a Security should be brought to the attention of the Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

     "Company" means "SCM", "the Distributor", "HRDC", and such other affiliated entities of the foregoing that may from time to time adopt this Code.

     "Code" means this Code of Ethics.

     "Compliance Department" means the designated persons in the Strong Legal Department.

     "Distributor" means Strong Funds Distributors, Inc.

     "HRDC" means Heritage Reserve Development Corporation, Inc.

     "Immediate Family" of an employee means any of the following persons who reside in the same household as the employee:


                   child       grandparent    son-in-law
                   stepchild   spouse         daughter-in-law
                   grandchild  sibling        brother-in-law
                   parent      mother-in-law  sister-in-law
                   stepparent  father-in-law


Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the General Counsel determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

     "Legal Department" means the SCM Legal Department.

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     "SEC" means the Securities and Exchange Commission.

     "Security" includes stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments of the foregoing, such as options and warrants. Security does not include futures, options on futures, or options on currencies, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

     "Securities Transaction" means a purchase or sale of Securities in which an employee or a members of his or her Immediate Family has or acquires a Beneficial Interest.

     "Shareholder" means a shareholder in any of the Strong Funds.

     "SCM" means Strong Capital Management, Inc.

     "Strong Funds" means the investment companies comprising the Strong Family of Mutual Funds.

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                                                                      Appendix 2

                  ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS


     I acknowledge that I have received and read the Code of Ethics dated October 18, 1996, and represent that:

           1. I will report all Securities Transactions in which I have, or a member of my Immediate Family has, a Beneficial Interest, except for transactions and holdings in (1) mutual funds (including but not limited to the Strong Funds), (2) bank certificates of deposit ("CDs"), (3) equity securities held in dividend reinvestment plans ("DRIPs"), or (4) securities of the employer of a member of the employee's Immediate Family if such securities are beneficially owned through participation by the Immediate Family member in a Profit Sharing plan, 401(k) plan, ESOP, or other similar plan.

           2. I will comply with the Code of Ethics in all other respects.




                                        _________________________________
                                        Employee Signature


                                        _________________________________
                                        Print Name

Dated: ________________________________





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Confidential                                                          Appendix 3

                      ANNUAL CODE OF ETHICS QUESTIONNAIRE (1)

                           For NON-ACCESS PERSONS (2) of
                        Strong Capital Management, Inc.,
                        Strong Funds Distributors, Inc.,
                 and Heritage Reserve Development Corporation.

                               September 18, 1996

Associate:  ____________________________

I.   Introduction

  Non-Access Persons are required to answer all of the questions below for the year September 1, 1995, through August 31, 1996, sign the questionnaire and return it to the Legal Department (an intra-office mail slip is copied on the back of the last page) by FRIDAY, SEPTEMBER 27. ANSWERS OF "NO" TO ANY OF THE QUESTIONS MUST BE EXPLAINED ON THE "ATTACHMENT" ON PAGE 3. If you have any questions, please contact Jeffery Arnson (x3590) or Donna Lelinski (x3362) in the Legal Department.

II.  Annual certification of compliance with the Code of Ethics

  A. Have you, in accordance with Section II.A. of the Code of Ethics, reported all Securities Transactions in which you have, or a member of your Immediate Family has, a Beneficial Interest, except for transactions in mutual funds (including the Strong Funds), dividend reinvestment plans ("DRIPs"), and certificates of deposit (CDs"). (If there are no brokerage accounts, circle "Yes".)


       YES   NO       (CIRCLE ONE)

  B. Have you complied with the Code of Ethics in all other respects, including the gift policy (Section III.B.)?

       YES   NO       (CIRCLE ONE)

     LIST ON THE ATTACHMENT ALL REPORTABLE (3) GIFTS (4) GIVEN OR RECEIVED FOR THE YEAR SEPTEMBER 1, 1995, THROUGH AUGUST 31, 1996, NOTING THE MONTH, "COUNTERPARTY," GIFT DESCRIPTION, AND ESTIMATED VALUE. IF NONE, SO STATE.

________________________

1 All definitions used in this questionnaire have the same meaning as those in the Code of Ethics.
2 Access Persons must complete a separate questionnaire.
3 Associates are NOT required to report the following: (i) usual and customary promotional items given to or received from vendors, (ii) items donated to charity (through Mary Beitzel in Legal), or (iii) food items consumed on the premises.
4 Entertainment -- i.e., a meal or activity with the vendor present -- does not have to be reported.

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III.  Annual certification of compliance with Insider Trading Policy

      Have you complied in all respects with the Insider Trading Policy (dated October 20, 1995)?

      YES     NO         (CIRCLE ONE)

IV.  Disclosure of directorships statement


     A. I am not, nor is any member of my Immediate Family, a director and/or an officer of any for-profit, privately held companies.(5) (If you are NOT, answer YES.)

         YES      NO         (CIRCLE ONE)

        If "NO", please list on the Attachment each company for which you are, or a member of your Immediate Family is, a director.

     B. If the response to A. is "NO", is there a reasonable expectation that any of the companies for which you are, or a member of your Immediate Family is, a director and/or an officer, will go public or be acquired within the next 12 months?

        YES      NO (CIRCLE ONE)

       (If the answer is "YES", please be prepared to discuss this matter with a member of the Legal Department in the near future.)

                             **********************

            ANSWERS OF "NO" TO ANY OF THE ABOVE QUESTIONS MUST BE
                  EXPLAINED ON THE  "ATTACHMENT" ON PAGE 3.

                             **********************

I hereby represent that, to the best of my knowledge, the foregoing responses are true and complete. I understand that any untrue or incomplete response may be subject to disciplinary action by the firm.



                                     _____________________________
                                     Non-Access Person Signature


Dated: ________________              _____________________________
                                     Print Name


_________________________

(5) Per Section III.E. of the Code of Ethics, no associate may serve on the board of directors of a publicly held company.

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                                 ATTACHMENT TO
                      ANNUAL CODE OF ETHICS QUESTIONNAIRE

      (to explain all "NO" answers and to list reportable(6) gifts(7) )


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

______________GIFTS(6),(7) for the year September 1, 1995, through August 31,

1996. (If NONE, so state):

   Month     Gift Giver / Receiver     Gift Description      Estimated Value
   -----     ---------------------     ----------------      ---------------

1. _____________________________________________________________________________

2. _____________________________________________________________________________

3. _____________________________________________________________________________

4. _____________________________________________________________________________

5. _____________________________________________________________________________

6. _____________________________________________________________________________

7. _____________________________________________________________________________

8. _____________________________________________________________________________

9. _____________________________________________________________________________

10._____________________________________________________________________________

               (CONTINUE ON AN ADDITIONAL SHEET IF NECESSARY.)

___________________________

(6) Associates are NOT required to report the following: (i) usual and customary promotional items given to or received from vendors, (ii) items donated to charity (through Mary Beitzel in Legal), or (iii) food items consumed on the premises.
(7) Entertainment -- i.e., a meal or activity with the vendor present -- does not have to be reported.

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                                                                      Appendix 4

                         FORM LETTER TO BROKER OR BANK


                                     [DATE]


<Broker Name>
<Broker Address>
<Broker City, State and Zip>


Subject:  Account Number____________________
          Account Registration______________

Dear ____________:

Please send duplicate confirmations of individual transactions as well as duplicate periodic statements for the referenced account to:

                           Confidential
                           ------------
                           Chief Compliance Officer
                           Strong Capital Management, Inc.
                           100 Heritage Reserve
                           Menomonee Falls, Wisconsin  53051

Your cooperation is most appreciated. If you have any questions regarding this request, please contact me or the Compliance Department of Strong Capital Management at (414) 359-3400.

                                        Sincerely,



                                        <Name of Employee>

copy: Chief Compliance Officer
      Strong Capital Management, Inc.

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                                                                      Appendix 5

                                 GIFT POLICY


                                  MEMORANDUM
                                  ----------


TO:       All Associates

FROM:     Thomas P. Lemke

DATE:     December 1, 1994

SUBJECT:  Gift Policy Reminder


     With the Holiday season upon us, I wanted to remind you of our firm's gift policy, which covers both GIVING GIFTS TO and ACCEPTING GIFTS FROM clients, brokers, persons with whom we do business, or others (collectively, "vendors"). It is based on the applicable requirements of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. ("NASD") and is included as part of the firm's Codes of Ethics.

     Under our policy, associates may not give gifts to or accept gifts from vendors with a value in excess of $100 per person per year and must report to the firm annually if they accept certain types of gifts. The NASD defines a "gift" to include any kind of gratuity. Since giving or receiving any gifts in a business setting may give rise to an appearance of impropriety or may raise a potential conflict of interest, we are relying on your professional attitude and good judgment to ensure that our policy is observed to the fullest extent possible. The discussion below is designed to assist you in this regard.

     If you have any questions about the appropriateness of any gift, contact Legal.

1. GIFTS GIVEN BY ASSOCIATES

     Under applicable NASD rules, an associate may not give any gift with a value in excess of $100 per year to any person associated with a securities or financial organization, including exchanges, broker-dealers, commodity firms, the news media, or clients of the firm. Please note, however, that the firm may not take a tax deduction for any gift with a value exceeding $25.

     This memorandum is not intended to authorize any associate to give a gift to a vendor -- appropriate supervisory approval must be obtained before giving any gifts.

2. GIFTS ACCEPTED BY ASSOCIATES


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

     On occasion, because of their position within the firm, associates may be offered, or may receive without notice, gifts from vendors. Associates may not accept any gift or form of entertainment from vendors (e.g., tickets to the theater or a sporting event where the vendor does not accompany the associate) other than gifts of NOMINAL VALUE, which the NASD defines as under $100 in total from any vendor in any year (managers may, if they deem it appropriate for their department, adopt a lower dollar ceiling). Any gift accepted by an associate must be reported to the firm, subject to certain exceptions (see heading 4 below). In addition, note that our gift policy does not apply to normal and customary business entertainment or to personal gifts (see heading 3 below).

     Associates may not accept a gift of cash or a cash equivalent (e.g., gift certificates) in ANY amount, and under no circumstances may an associate solicit a gift from a vendor.

     Associates may wish to have gifts from vendors donated to charity, particularly where it might be awkward or impolite for an associate to decline a gift not permitted by our policy. In such case, the gift should be forwarded to Mary Beitzel in Legal, who will arrange for it to be donated to charity. Similarly, associates may wish to suggest to vendors that, in lieu of an annual
gift, the vendors make a donation to charity.   In either situation discussed
in this paragraph, an associate would not need to report the gift to the firm (see heading 4 below).

3. EXCLUSION FOR BUSINESS ENTERTAINMENT/PERSONAL GIFTS

     Our gift policy does not apply to normal and customary business meals and entertainment with vendors. For example, if an associate has a business meal and attends a sporting event or show with a vendor, that activity would not be subject to our gift policy, provided the vendor is present. If, on the other hand, a vendor gives an associate tickets to a sporting event and the associate attends the event without the vendor also being present, the tickets would be subject to the dollar limitation and reporting requirements of our gift policy. Under no circumstances may associates accept business entertainment that is extraordinary or extravagant in nature.

     In addition, our gift policy does not apply to usual and customary gifts given to or received from vendors based on a personal relationship (e.g., gifts between an associate and a vendor where the vendor is a family member or personal friend).

4. REPORTING

     The NASD requires gifts to be reported to the firm. Except as noted below, associates must report annually all gifts given to or accepted from vendors (Legal will distribute the appropriate reporting form to associates).

     Associates are NOT required to report the following: (i) usual and customary promotional items given to or received from vendors (e.g., hats, pens, T-shirts, and similar items marked with a firm's logo), (ii) items donated to charity through Mary Beitzel in Legal, or (iii) food items consumed on the firm's premises (e.g., candy, popcorn, etc.).

                                      13